Exhibit 99.1

FOR IMMEDIATE RELEASE

For company inquiries please contact:
Michael Salaman,
Chief Executive Officer
Skinny Nutritional Corp.
1100 Hector Street, Suite 210
Conshohocken, Pa. 19428

(610) 784-2000
michael@skinnyco.com

SKINNY NUTRITIONAL CORP.
PROVIDES UPDATE ON DISCUSSIONS WITH TRIM CAPITAL

Conshohocken, PA, October 22, 2012 – Skinny Nutritional Corp. (OTCBB: SKNY), (“Skinny” or the “Company”) the maker of Skinny Water® and a leader in the zero-calorie enhanced water category, today announced that it has entered into a Standstill Agreement with Trim Capital LLC, under which they will continue discussions regarding the status of, and obligations under, the Securities Purchase Agreement dated June 28, 2012 (the “Purchase Agreement”).

Under the Purchase Agreement, Trim Capital agreed to purchase an aggregate of $9.0 million of equity securities of the Company in a private placement transaction, subject to certain conditions.  At the first closing, which was completed on June 28, 2012, the Company sold a $1,000,000 senior secured note (the “Initial Note”) to Trim Capital and subsequently on August 14, 2012, the Company sold an additional initial senior secured note in the aggregate principal amount of $270,000 which was deemed part of the “Initial Note”.  The Purchase Agreement provided for a second closing, subject to certain conditions, to be held on or prior to August 28, 2012, which has not occurred.

Following the parties’ discussions subsequent to August 28, 2012, they have agreed to enter into the Standstill Agreement under which they will have a 60-day period to discuss a plan with respect to the obligations under the Purchase Agreement and the Initial Note. The agreement terminates the prohibition against the Company soliciting alternative transactions and enables the Company to pursue various strategic and/or financing alternatives in order to address its obligations and to provide for additional working capital. In addition, the Standstill Agreement provides that the parties will refrain from commencing or prosecuting any claims against the other or their respective affiliates during the standstill period.

Michael Salaman, Chief Executive Officer of Skinny Nutritional stated “while we are disappointed with the developments with Trim Capital, we are diligently working on alternative plans to address our Company’s capital requirements.  The Standstill Agreement provides additional time to develop a plan to finance the Company and revitalize our marketing and distribution efforts.”

ABOUT SKINNY NUTRITIONAL CORP.

Headquartered in Conshohocken, PA., Skinny Nutritional Corp., the creators of Skinny Water®, a zero-calorie, zero-sugar, zero-sodium and zero-preservative enhanced water with key electrolytes, antioxidants, and vitamins. Skinny Water comes in six great-tasting flavors that include Acai Grape Blueberry, Raspberry Pomegranate, Orange Cranberry Tangerine, Lemonade Passionfruit, Pink Citrus and Goji Black Cherry. Skinny Nutritional Corp. also expects to launch additional Skinny-branded beverages and products.  For more information, visit www.SkinnyWater.com and www.facebook.com/skinnywater.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the Company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.